UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________

FORM 8-K/A (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2010

Surge Components, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27688	11-2602030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 East Jefryn Blvd., Deer Park, New York	11729
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 595-1818
With Copies to: Marc Ross, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006
N/A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Explanatory Note

This report on Form 8-K12G3/A amends and restates the report on Form 8-K12G3 filed by Surge Components, Inc. on January 11, 2011 .

Item 8.01 Other Events

As previously reported in a Form 8-K filed on September 16, 2010, on August 31, 2010, Surge Components, Inc., a Nevada corporation (“Surge Nevada”) received notification that its certificate of merger (the “Certificate of Merger”) of Surge Components, Inc., a New York corporation (“Surge New York” or the “Company”), into Surge Nevada was accepted by the New York Secretary of State. Surge Nevada received notification that its articles of merger (the “Articles of Merger”) was accepted by the Nevada Secretary of State on August 26, 2010. Pursuant to the Certificate of Merger and the Articles of Merger, Surge New York was merged with and into Surge Nevada, such that Surge New York changed its state of incorporation from New York to Nevada (the “Reincorporation”). Surge Nevada is deemed to be the successor issuer of Surge New York under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to have its common stock and Units registered pursuant to Section 12(g) of the Exchange Act. The Reincorporation does not result in any change in the name, business, management, fiscal year, accounting, location of the principal executive offices, assets or liabilities of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Merger (filed with the Company’s 8-K filed on September 16, 1010 and incorporated herein by reference)

3.2	Articles of Merger (filed with the Company’s 8-K filed on September 16, 1010 and incorporated herein by reference)

3.3	Articles of Incorporation (filed with the Company’s 8-K filed on September 16, 1010 and incorporated herein by reference)

3.4	By-laws (filed with the Company’s 8-K filed on September 16, 1010 and incorporated herein by reference)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7 th day of April, 2011	Surge Components, Inc.

	By:	/s/ Ira Levy
Ira Levy
Chief Executive Officer